UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BIODRAIN MEDICAL, INC.
 (Exact name of registrant as specified in its charter)

Minnesota	33-1007393
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2060 Centre Pointe Boulevard, Suite 7 Mendota Heights, Minnesota	55120
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:	Name of each exchange on which each class is to be registered:

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: ________________

Securities to be registered pursuant to Section 12(g) of the Act:

common stock, $.01 par value
(Title of class)

(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the Registrant’s common stock set forth under the caption “Description of Securities” contained in the prospectus (File No. 333-155299), as filed with the Securities and Exchange Commission on May 7, 2010 (the “Registration Statement”), is hereby incorporated by reference in response to this item.

Item 2.  Exhibits.

Exh. No .	Description

3.1	Articles of Incorporation, as amended (filed on March 31, 2011 as an exhibit to the Registrant’s Annual Report on Form 10-K and incorporated herein by reference)
3.2	Corporate Bylaws, as amended (filed on March 31, 2011 as an exhibit to the Registrant’s Annual Report on Form 10-K and incorporated herein by reference)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BioDrain Medical, Inc. (Registrant)

Date: April 25, 2011	By:	/s/ Kevin R. Davidson
Kevin R. Davidson Chief Executive Officer